Ex-99.1

FOR RELEASE – May 9, 2012 – 7:00 am (EST)

AETI Announces First Quarter 2012 Financial Results

54% revenue growth in oil and gas products drives 200% net income improvement

HOUSTON, May 9, 2012—American Electric Technologies, Inc. (NASDAQ: AETI), a leading global supplier of power delivery solutions for the energy industry, today announced its first quarter 2012 financial results.

Domestic revenue for the quarter increased by 20% to $14.4 million, compared with $12.1 million in the same quarter in 2011. The main driver of this growth was continued strength in the Technical Products group for oil and gas related products, which had revenues of $9.8 million, up 54% from the same quarter last year and up 9% from fourth quarter 2011.

As part of its continued focus on global energy opportunities, the company is exiting the water/wastewater construction market within its Electrical and Instrumentation reporting segment. This decision resulted in a $0.2 million expense in the first quarter primarily relating to long-term water/wastewater projects.

The company reported a loss of $0.2 million from domestic operations in the first quarter and, excluding the $0.2 million water/wastewater expense, domestic operating income improved 100%, or $0.6 million, from the same quarter in 2011.

In the quarter, the company reported strong growth in its net equity in foreign joint ventures’ operations, a $0.6 million increase from first quarter 2011 to $0.7 million. This result was primarily driven by strong demand in China from the company’s BOMAY joint venture operation for land drilling rig power systems.

The improved domestic and international operations resulted in the company reporting earnings before taxes of $0.4 million, up $1 million from a $0.6 million loss in first quarter 2011.

For the quarter, the company reported net income of $0.3 million, up from a loss of $0.3 million in the same period 2011.

“We were pleased to see the continued domestic and international progress in the first quarter and the $1 million improvement in earnings before taxes versus last year,” stated Charles Dauber, AETI’s President and Chief Executive Officer. “We are also excited about the recent $5 million capital infusion from the sale of our preferred stock which provides us the ability to expand our business with high-growth, strong-margin global energy opportunities.”

Detailed information about the financial results for the 2011 year is included in the Company’s Annual Report on Form 10-K filed March 30, 2012 and Form 10-Q for the quarter ended March 30, 2012 which will be filed with the Securities and Exchange Commission on or before May 15, 2012.

The following are selected financial details regarding the Company’s reportable segments (in thousands and percentages are calculated on segment sales and total sales):

	Three Months Ended March 31,
	2012		2011
Revenue
Technical Products and Services	$9,823		$6,399
Electrical and Instrumentation Construction	2,992		3,918
American Access Technologies	1,617		1,751

	$14,432		$12,068

Gross Profit
Technical Products and Services	$1,369	14%	$497	8%
Electrical and Instrumentation Construction	202	7%	298	8%
American Access Technologies	201	12%	402	23%

	$1,772	12%	$1,197	10%

Operating Income from domestic operations and equity in foreign joint ventures’ operations
Technical Products and Services	$1,100	11%	$239	4%
Electrical and Instrumentation Construction	202	7%	298	8%
American Access Technologies	(187)	-12%	20	1%
Corporate and other unallocated expenses	(1,314)		(1,151)

Income from domestic operations	(199)	-1%	(594)	-5%

Equity income from BOMAY	698		290
Equity income from MIEFE	10		(25)
Equity income from AAG	63		(28)
Foreign operations expenses	(100)		(129)

Net equity income from foreign joint ventures’ operations	671		108

Income (loss) from domestic operations and net equity in foreign joint ventures’ operations	472		(486)

Interest expense and other, net	(49)		(45)

Income (loss) before income taxes	423		(531)

Provision for (benefit from) income taxes	89		(207)

Net income (loss)	$334	2%	$(324)	-3%

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2012 (unaudited)	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$2,653	$3,749
Accounts receivable-trade, net of allowance of $239 and $393 at March 31, 2012 and December 31, 2011, respectively	9,817	11,291
Inventories, net	4,962	4,945
Costs and estimated earnings in excess of billings on uncompleted contracts	3,172	2,026
Prepaid expenses and other current assets	343	336

Total current assets	20,947	22,347
Property, plant and equipment, net	4,434	4,489
Investments in foreign joint ventures	10,174	9,308
Other assets, net	395	87

Total assets	$35,950	$36,231

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,209	$5,772
Accrued payroll and benefits	1,059	1,414
Other accrued expenses	595	855
Billings in excess of costs and estimated earnings on uncompleted contracts	2,091	2,909
Short-term notes payable	154	154

Total current liabilities	10,108	11,104
Notes payable	5,017	5,057
Deferred income taxes	2,554	2,433
Deferred compensation	117	116

Total liabilities	17,796	18,710

Stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 7,911,257 and 7,825,787 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	8	8
Additional paid-in capital	8,499	8,171

Treasury stock purchase, in accordance with the employee stock incentive plan	(92)	—
Accumulated other comprehensive income, foreign currency translation, net	912	849
Retained earnings; including accumulated statutory reserves in equity method investments of $1,284 at March 31, 2012 and December 31, 2011	8,827	8,493

Total stockholders’ equity	18,154	17,521

Total liabilities and stockholders’ equity	$35,950	$36,231

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2011
Revenue	$14,432	$12,068
Cost of sales	12,660	10,871

Gross profit	1,772	1,197

Operating expenses:
Research and development	25	123
Selling and marketing	721	611
General and administrative	1,225	1,057

Total operating expenses	1,971	1,791

Loss from operations	(199)	(594)

Net equity income from foreign joint ventures’ operations:
Equity income from foreign joint ventures’ operations	771	237
Foreign joint ventures’ operations related expenses	(100)	(129)

Net equity income from foreign joint ventures’ operations	671	108

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations	472	(486)

Interest expense and other, net	(49)	(45)

Income (loss) before income taxes	423	(531)

Provision for (benefit from) income taxes	89	(207)

Net earnings (loss)	$334	$(324)

Earnings (loss) per common share:
Basic and diluted	$0.04	$(0.04)

Weighted-average number of common shares outstanding:
Basic	7,857,650	7,756,441

Diluted	8,494,545	7,756,441

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Conference Call

AETI will conduct a conference call at 3:00pm CST on Wednesday, May 9, 2012, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 1-877-702-9041, pass code 225560, in the United States or 1-719-325-2176, passcode 225560, from outside the United States.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading global supplier of power delivery solutions to the energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston, Texas and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Florida and Bay St. Louis, Mississippi. In addition, AETI has minority interests in three joint ventures, which have facilities located in Xian, China; Singapore and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

Except for the historical and present factual information contained herein, the matters set forth in this document, including statements regarding the anticipated results of our foreign joint ventures are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. There are many risks, uncertainties and other factors that can prevent the achievement of our goals or cause results to differ from those expressed or implied by these forward-looking statements including, without limitation, the risks inherent in doing business outside of the U. S. such as political, social and economic instability, currency fluctuations and conversion restrictions. These and other risks which may impact management’s expectations are described in greater detail in filings made by the Company with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the anticipated results expressed or implied herein will not be realized.

Media Contacts:

Ward Creative Communications for American Electric Technologies, Inc.

Molly LeCronier

713-869-0707

mlecronier@wardcc.com

Investor Contacts:

American Electric Technologies, Inc.

Frances Powell Hawes

713-644-8182

investorrelations@aeti.com